UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2008

MEDIACOM COMMUNICATIONS CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-29227	06-1566067
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Crystal Run Road Middletown, New York	10941
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 695-2600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2008, the Compensation Committee of Mediacom Communications Corporation (the “Registrant”) granted stock options and restricted stock units to certain of the Registrant’s named executive officers (the “Named Executive Officers”) as follows:

Stock Option Grants

The Compensation Committee granted to certain Named Executive Officers the following stock options under the Registrant’s 2003 Incentive Plan at an exercise price of $3.88 per share, which was the closing price of the Registrant’s Class A common stock on November 12, 2008:

Mark E. Stephan	80,000
John G. Pascarelli	80,000
Italia Commisso Weinand	60,000
Joseph E. Young	60,000

The options will vest on November 12, 2012, and will expire on November 11, 2018.

Restricted Stock Unit Grants

The Compensation Committee granted to certain Named Executive Officers the following restricted stock units under the Registrant’s 2003 Incentive Plan:

Mark E. Stephan	80,000
John G. Pascarelli	80,000
Italia Commisso Weinand	60,000
Joseph E. Young	60,000

The restricted stock units will vest on November 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2008

Mediacom Communications Corporation

By: /s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and
Chief Financial Officer